EXHIBIT 99.1

[SEACOR logo}                                                      PRESS RELEASE

                SEACOR HOLDINGS ANNOUNCES FOURTH QUARTER RESULTS


HOUSTON, TEXAS
March 1, 2005


FOR IMMEDIATE RELEASE -- SEACOR Holdings Inc. (NYSE:CKH) announced net earnings for the fourth quarter ended December 31, 2004 of $19.3 million, or $1.06 per diluted share, on operating revenues of $182.0 million. For the twelve months ended December 31, 2004, net earnings were $19.9 million, or $1.09 per diluted share, on operating revenues of $491.9 million.

For the fourth quarter ended December 31, 2003, net losses were $1.7 million, or $0.09 per diluted share, on operating revenues of $101.0 million. For the twelve months ended December 31, 2003, net earnings were $12.0 million, or $0.63 per diluted share, on operating revenues of $406.2 million.

For the immediately preceding quarter ended September 30, 2004, the Company reported net earnings of $3.4 million, or $0.18 per diluted share, on operating revenues of $116.5 million.

Financial results for the fourth quarter ended December 31, 2004 as compared to the immediately preceding quarter ended September 30, 2004 were impacted by the factors highlighted below.

     o INCREASED OPERATING REVENUES. Operating revenues for the quarter were $182.0 million, an increase of $65.5 million from the previous quarter. Environmental Services responded to a major U. S. oil spill. Inland River Services' freight rates improved; hauled tonnage increased during the U.S. grain harvest; and new barges entered service. Offshore Marine Services' rates per day worked and utilization increased in its key markets, particularly the U.S. Gulf of Mexico.

     o INCREASED OPERATING INCOME. Operating income for the quarter was $23.4 million, an increase of $15.4 million from the previous quarter. Higher operating revenues and increased gains from asset sales improved results between comparable periods. Income improvements were partly offset by higher vessel operating expenses and administrative and general costs.

     o INCREASED INTEREST INCOME. Interest income for the quarter was $3.2 million, an increase of $1.0 million from the previous quarter. Invested cash balances and interest rates increased between quarters.

     o INCREASED INTEREST EXPENSE. Interest expense for the quarter was $6.2 million, an increase of $0.6 million from the previous quarter.

     o INCREASED DERIVATIVE INCOME, NET. Derivative transactions, primarily consisting of foreign currency contracts, resulted in income of $1.8 million for the quarter, an improvement of $1.9 million over the previous quarter.

     o INCREASED FOREIGN CURRENCY TRANSACTION GAINS, NET. Foreign currency transaction gains for the quarter were $1.9 million, an increase of $2.1 million from the previous quarter. Gains resulted from the effect of currency exchange rate changes with respect to loans between SEACOR and certain of its foreign subsidiaries and other transactions denominated in currencies other than the functional currency of various subsidiaries.

     o INCREASED MARKETABLE SECURITIES SALE GAINS, NET. Marketable securities sale transactions resulted in net gains of $1.7 million, an increase of $2.4 million from the previous quarter.

On December 31, 2004, the Company completed its acquisition of Era Aviation, Inc. for $118.1 million in cash, subject to working capital adjustments. As a result of this transaction, it acquired 81 helicopters and 16 fixed wing aircraft. The Company now has begun a process to sell the fixed wing business.

One new and 6 used offshore marine vessels, 43 new dry cargo hopper barges, 10 new chemical tank barges and 3 new and 1 used helicopter were acquired by the Company in the fourth quarter for aggregate consideration of $63.9 million. Remaining obligations for capital commitments at December 31, 2004 for 3 new offshore marine vessels, 25 new dry cargo covered hopper barges, 16 new chemical tank barges, 32 new helicopters and other equipment aggregated $270.6 million. The Company has the right to terminate its commitments at any time with regard to undelivered helicopters without liability to seller other than payment of liquidated damages.

At December 31, 2004, the Company's cash, marketable securities and construction reserve funds totaled $495.4 million, an increase of $55.3 million from the prior quarter. At December 31, 2004, the Company's long-term debt totaled $582.4 million, an increase of $200.1 million from the prior quarter. During the quarter, the Company sold $250.0 million of its 2-7/8% Convertible Notes and repaid $50.0 million of indebtedness borrowed under its bank revolving credit facility.

SEACOR and its subsidiaries are engaged in the operation of a diversified fleet of offshore support vessels that service oil and gas exploration and development activities in the U.S. Gulf of Mexico, the North Sea, West Africa, Asia, Latin America and other international regions. Other business activities primarily include Environmental Services, Inland River Services, and Aviation Services.

This release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements concerning management's expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of results to differ materially from any future results, performance or achievements discussed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: the cyclical nature of the oil and gas industry, adequacy of insurance coverage, currency exchange fluctuations, changes in foreign political, military and economic conditions, the ongoing need to replace aging vessels, dependence of offshore marine operations on several customers, dependence of spill response revenue on the number and size of spills and upon continuing government regulation in this area and our ability to comply with such regulation and other governmental regulation, industry fleet capacity, changes in foreign and domestic oil and gas exploration and production activity, competition, vessel-related risks, effects of adverse weather conditions and seasonality on aviation services, helicopter related risks, effects of adverse weather and river conditions and seasonality on inland river operations, the level of grain export volume, the effect of fuel prices on barge towing costs, variability in freight rates for inland river barges, changes in the Company's environmental services segment OSRO classification, liability in connection with providing spill response services, restrictions imposed by the Shipping Act of 1916 and the Merchant Marine Act of 1920 on the amount of foreign ownership of the Company's common stock, the effect of international economic and political factors in inland river operations and various other matters, many of which are beyond the Company's control and other factors. The words "estimate," "project," "intend," "believe," "plan" and similar expressions are intended to identify forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based. The forward-looking statements in this release should be evaluated together with the many uncertainties that affect our businesses, particularly those mentioned under "Forward-Looking Statements" in Item 7 of our Form 10-K and SEACOR's periodic reporting on Form 10-Q and Form 8-K (if any), which we incorporate by reference.

For additional information, contact Randall Blank, Executive Vice President and Chief Financial Officer, at (281) 899-4800 or (212) 307-6633 or visit SEACOR's website at www.seacorholdings.com.

                      SEACOR HOLDINGS INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  (IN THOUSANDS, EXCEPT SHARE DATA, UNAUDITED)


                                                            Three Months Ended               Twelve Months Ended
                                                               December 31,                     December 31,
                                                        ----------------------------     ----------------------------
                                                             2004            2003             2004            2003
                                                        -------------  -------------     ------------   -------------

Operating Revenues                                      $    181,997   $    100,956      $   491,860    $    406,209
                                                        -------------  -------------     ------------   -------------

Costs and Expenses:
   Operating expenses                                        126,240         78,504          354,163         287,290
   Administrative and general                                 17,592         16,538           61,425          57,684
   Depreciation and amortization                              15,365         13,751           57,834          55,506
                                                        -------------  -------------     ------------   -------------
                                                             159,197        108,793          473,422         400,480
                                                        -------------  -------------     ------------   -------------
Gains on Asset Sales(1)                                          598          9,612           10,234          17,522
                                                        -------------  -------------     ------------   -------------
Operating Income                                              23,398          1,775           28,672          23,251
                                                        -------------  -------------     ------------   -------------

Other Income (Expense):
   Interest income                                             3,200          1,565            8,422           7,531
   Interest expense                                           (6,154)        (4,785)         (22,485)        (19,313)
   Debt extinguishment                                             -              -                -          (2,091)
   Derivative income (loss), net                               1,787         (1,541)           1,166           2,389
   Foreign currency transaction gains, net                     1,944          3,625            1,537           3,739
   Marketable securities sale gains, net                       1,689            743            6,435           6,595
   Other, net                                                    108            106              539            (652)
                                                        -------------  -------------     ------------   -------------
                                                               2,574           (287)          (4,386)         (1,802)
                                                        -------------  -------------     ------------   -------------

Income Before Income Tax Expense, Minority Interest and
   Equity in Earnings of 50% or Less Owned Companies          25,972          1,488           24,286          21,449
Income Tax Expense                                             8,395          3,067            8,573          10,396
                                                        -------------  -------------     ------------   -------------

Income (Loss) Before Minority Interest and Equity in
   Earnings of 50% or Less Owned Companies                    17,577         (1,579)          15,713          11,053
Minority Interest in Net Income of Subsidiaries                 (289)           (66)            (483)           (517)
Equity in Earnings of 50% or Less Owned Companies              2,028            (85)           4,659           1,418
                                                        -------------  -------------     ------------   -------------
Net Income (Loss)                                       $     19,316   $     (1,730)     $    19,889    $     11,954
                                                        =============  =============     ============   =============

Earnings (Loss) Per Common Share:
   Basic                                              $         1.06   $      (0.09)     $      1.09    $       0.63
   Diluted(2)                                                   1.03          (0.09)            1.08            0.63

Weighted Average Common Shares Outstanding:
   Basic                                                  18,202,983     18,509,438       18,305,937      19,012,899
   Diluted(2)                                             18,973,106     18,509,438       18,609,373      19,279,568


---------------------------
(1) Previously reported gains on asset sales have been reclassified from "Other Income (Expense)" to conform to the three and twelve months ended December 31, 2004 financial statement presentation.

(2) Outstanding stock options and restricted stock have been excluded from the computation of diluted loss per common share and diluted weighted average common shares for the three month period ended December 31, 2003 as the effect was anti-dilutive.

                      SEACOR HOLDINGS INC. AND SUBSIDIARIES
                                SUPPLEMENTAL DATA
                (IN THOUSANDS, EXCEPT PER SHARE DATA, UNAUDITED)

                                                                             Three Months Ended
                                                              -------------------------------------------------------------
                                                                 Dec. 31,    Sep. 30,    Jun. 30,     Mar. 31,    Dec. 31,
                                                                  2004        2004         2004         2004         2003
                                                              -----------  ----------   ----------  -----------  ----------
      STATEMENTS OF OPERATIONS:
         Operating Revenues                                   $  181,997   $ 116,486    $  97,403   $   95,974   $ 100,956
                                                              -----------  ----------   ----------  -----------  ----------

         Cost and Expenses:
            Operating expenses                                   126,240      79,134       73,759       75,030      78,504
            Administrative and general                            17,592      14,900       13,857       15,076      16,538
            Depreciation and amortization                         15,365      14,352       14,156       13,961      13,751
                                                              -----------  ----------   ----------  -----------  ----------
                                                                 159,197     108,386      101,772      104,067     108,793
                                                              -----------  ----------   ----------  -----------  ----------
         Gains (Losses) on Asset Sales(1)                            598        (119)       6,117        3,638       9,612
                                                              -----------  ----------   ----------  -----------  ----------
         Operating Income (Loss)                                  23,398       7,981        1,748       (4,455)      1,775
                                                              -----------  ----------   ----------  -----------  ----------

         Other Income (Expense):
            Interest income                                        3,200       2,180        1,663        1,379       1,565
            Interest expense                                      (6,154)     (5,565)      (5,388)      (5,378)     (4,785)
            Derivative income (loss), net                          1,787        (140)        (560)          79      (1,541)
            Foreign currency transaction gains (losses), net       1,944        (184)        (689)         466       3,625
            Marketable securities sale gains (losses), net         1,689        (756)       2,753        2,749         743
            Other, net                                               108          79          233          119         106
                                                              -----------  ----------   ----------  -----------  ----------
                                                                   2,574      (4,386)      (1,988)        (586)       (287)
                                                              -----------  ----------   ----------  -----------  ----------
         Income (Loss) Before Taxes, Minority Interest and
            Equity in Earnings of 50% or Less Owned Companies     25,972       3,595         (240)      (5,041)      1,488
         Income Tax Expense (Benefit)                              8,395       1,511          169       (1,502)      3,067
                                                              -----------  ----------   ----------  -----------  ----------
         Income (Loss) Before Minority Interest and Equity
            in Earnings of 50% or Less Owned Companies            17,577       2,084         (409)      (3,539)     (1,579)
         Minority Interest in Net (Income) Loss of
           Subsidiaries                                             (289)       (108)         (91)           5         (66)
         Equity in Earnings of 50% or Less Owned Companies         2,028       1,388          673          570         (85)
                                                              -----------  ----------   ----------  -----------  ----------
         Net Income (Loss)                                    $   19,316   $   3,364    $     173   $   (2,964)  $  (1,730)
                                                              ===========  ==========   ==========  ===========  ==========

      EARNINGS (LOSS) PER COMMON SHARE:
         Basic                                                $     1.06   $    0.18    $    0.01   $    (0.16)  $   (0.09)
         Diluted(2)                                                 1.03        0.18         0.01        (0.16)      (0.09)

      WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
         Basic                                                    18,203      18,211       18,347       18,468      18,509
         Diluted(2)                                               18,973      18,357       18,476       18,468      18,509

      COMMON SHARES OUTSTANDING AT PERIOD END                     18,307      18,292       18,313       18,533      18,581

---------------------------
(1) During the second quarter of 2004, the Company reclassified its reporting of "Gains on Asset Sales" to Operating Income (Loss) from "Other Income and Expense." This reclassification has been reflected in all periods presented above.

(2) Outstanding stock options and restricted stock have been excluded from the computation of diluted loss per common share and diluted weighted average common shares for each of the three month periods ended March 31, 2004 and December 31, 2003 as the effect was anti-dilutive.

                      SEACOR HOLDINGS INC. AND SUBSIDIARIES
                                SUPPLEMENTAL DATA
                                   (UNAUDITED)


                                                                                         Three Months Ended
                                                               ---------------------------------------------------------------------
                                                                  Dec. 31,      Sep. 30,     Jun. 30,       Mar. 31,      Dec. 31,
                                                                   2004          2004          2004           2004           2003
                                                               ------------  ------------  ------------   ------------  ------------
BALANCE SHEET DATA, AT PERIOD END (IN THOUSANDS):
   Cash, Securities and Construction Reserve Funds             $   495,387  $    440,091   $   441,805   $    441,502   $   438,131
   Total Assets                                                  1,766,009     1,456,536     1,394,902      1,401,426     1,402,611
   Total Long-term Debt                                            582,367       382,319       342,271        332,225       332,179
   Stockholders' Equity                                            793,757       766,763       757,886        766,529       770,446

OPERATING REVENUES BY SEGMENT (IN THOUSANDS):
   Offshore Marine Services                                    $    80,841   $    72,825   $    67,039   $     66,016   $    74,262
   Environmental Services                                           62,824        21,144        14,654         16,392        11,732
   Inland River Services                                            31,878        16,076        10,038          8,576        10,728
   Aviation Services                                                 7,188         7,485         6,680          5,827         5,249
   Intersegment Eliminations and Other                                (734)       (1,044)       (1,008)          (837)       (1,015)
                                                               ------------  ------------  ------------   ------------  ------------
                                                               $   181,997   $   116,486   $    97,403    $    95,974   $   100,956
                                                               ============  ============  ============   ============  ============

OPERATING INCOME (LOSS) BY SEGMENT (IN THOUSANDS):
   Offshore Marine Services                                    $     9,870   $     6,360   $     4,677    $    (1,525)  $     3,976
   Environmental Services                                            7,473         2,742           816            954           894
   Inland River Services                                            11,795         3,153           932          1,016         2,523
   Aviation Services                                                  (668)         (475)       (1,308)        (1,893)       (1,731)
   Corporate Expenses and Other                                     (5,072)       (3,799)       (3,369)        (3,007)       (3,887)
                                                               ------------  ------------  ------------   ------------  ------------
                                                               $    23,398   $     7,981   $     1,748    $    (4,455)  $     1,775
                                                               ============  ============  ============   ============  ============

OFFSHORE MARINE VESSELS - AVAILABLE DAYS(1):
   Anchor Handling Towing Supply -
      Domestic                                                         276           276           273            304           460
      Foreign                                                          736           759           741            724           890
   Supply -
      Domestic                                                         644           644           731            790           831
      Foreign                                                          738           828           910            910         1,061
   Towing -
      Domestic                                                         276           275           182            273           184
      Foreign                                                          748           736           837          1,026         1,095
   Crew                                                              6,446         6,024         5,921          6,188         6,321
   Geophysical, Freight and Other                                       92            50             -             91            92
   Mini-supply                                                       2,576         2,619         2,708          2,730         2,760
   Standby Safety                                                    1,932         1,932         1,911          1,911         1,871
   Utility                                                               -             -             -              -         2,581
                                                               ------------  ------------  ------------   ------------  ------------
                                                                    14,464        14,143        14,214         14,947        18,146
                                                               ============  ============  ============   ============  ============

--------------------
(1) Excludes vessels that are bareboat chartered-out, vessels owned by corporations that participate in pooling arrangements with the Company, minority owned joint venture vessels and managed vessels.

                      SEACOR HOLDINGS INC. AND SUBSIDIARIES
                                SUPPLEMENTAL DATA
                                   (UNAUDITED)

                                                                                         Three Months Ended
                                                               ---------------------------------------------------------------------
                                                                  Dec. 31,      Sep. 30,     Jun. 30,       Mar. 31,      Dec. 31,
                                                                   2004          2004          2004           2004           2003
                                                               ------------  ------------  ------------   ------------  ------------

OFFSHORE MARINE VESSELS - RATES PER DAY WORKED(1) (2):
   Anchor Handling Towing Supply -
      Domestic                                                 $    18,815   $    22,009    $   19,115    $   15,888    $   22,111
      Foreign                                                        9,964         9,534         9,539         8,524         9,212
   Supply -
      Domestic                                                       7,769         6,720         5,994         6,300         6,079
      Foreign                                                       16,124        10,095         9,729         9,067         8,860
   Towing -
      Domestic                                                       8,209         6,118         6,040         6,055         6,091
      Foreign                                                        7,096         6,769         6,775         6,586         6,577
   Crew                                                              3,745         3,458         3,314         3,297         3,323
   Geophysical, Freight and Other                                   14,000        14,000             -             -             -
   Mini-supply                                                       3,051         2,937         2,932         2,976         2,992
   Standby Safety                                                    8,127         7,839         7,719         7,694         6,933
   Utility                                                               -             -             -             -         1,752

OFFSHORE MARINE VESSELS - UTILIZATION(2):
   Anchor Handling Towing Supply -
      Domestic                                                        98.0%         85.2%         68.3%         68.2%         56.2%
      Foreign                                                         82.3%         90.4%         63.9%         61.5%         72.8%
   Supply -
      Domestic                                                        73.8%         68.9%         76.1%         71.7%         50.5%
      Foreign                                                         75.2%         86.9%         72.8%         73.4%         86.1%
   Towing -
      Domestic                                                        97.9%         64.3%         91.8%         56.7%        100.0%
      Foreign                                                         78.8%         61.7%         61.8%         67.4%         75.0%
   Crew                                                               91.6%         93.5%         89.0%         82.8%         78.5%
   Geophysical, Freight and Other                                     64.9%         50.0%             -             -            -
   Mini-supply                                                        88.7%         90.9%         86.7%         81.7%         86.3%
   Standby Safety                                                     91.9%         89.7%         85.9%         87.0%         90.3%
   Utility                                                               -             -             -             -          52.4%

   Overall Utilization                                                88.4%         88.2%         83.2%         78.6%         75.1%
   Utilization Lost to Market Conditions                               7.5%          7.9%         12.9%         17.1%         21.4%
   Utilization Lost to Operating Conditions                            4.1%          3.9%          3.9%          4.3%          3.5%

HELICOPTER FLIGHT HOURS                                              6,453         7,431         6,714         5,750         5,422


-------------------
(1) Revenues for certain vessels, primarily North Sea standby safety, are earned in foreign currencies, principally British Pounds Sterling. These revenues have been converted to U.S. dollars at the weighted average exchange rate for the periods indicated.

(2) Excludes vessels that are bareboat chartered-out, vessels owned by corporations that participate in pooling arrangements with the Company, minority owned joint venture vessels and managed vessels.

                      SEACOR HOLDINGS INC. AND SUBSIDIARIES
                               SUPPLEMENTARY DATA
                                   (UNAUDITED)


                                                  December 31, 2004
                                   ---------------------------------------------------
                                                          Joint     Pooled/             Sep. 30,   Jun. 30,  Mar. 31,   Dec. 31,
                                    Owned   Leased-in   Ventured    Managed    Total      2004       2004      2004      2003
                                   -------- ----------- ---------- ---------- -------- ----------- --------- --------- ----------
OFFSHORE MARINE FLEET COUNT:
   OPERATED DOMESTIC -
      Anchor Handling Towing Supply      2           1          1          -        4           4         4         4          6
      Crew                              38          19          1          -       58          54        49        53         53
      Geophysical, Freight and Other     -           -          -          -        -           -         -         -          1
      Mini-supply                       22           4          -          -       26          26        26        27         27
      Supply                             3           2          2          1        8           8         8        10          9
      Towing                             2           2          -          -        4           3         2         2          2
                                   -------- ----------- ---------- ---------- -------- ----------- --------- --------- ----------
                                        67          28          4          1      100          95        89        96         98
                                   -------- ----------- ---------- ---------- -------- ----------- --------- --------- ----------

   OPERATED FOREIGN -
      Anchor Handling Towing Supply     12           -          2          -       14          13        14        15         20
      Crew                              20           -          4          -       24          23        26        33         34
      Geophysical, Freight and Other     1           -          1          -        2           2         1         2          3
      Mini-supply                        3           -          1          -        4           4         5         5          5
      Standby Safety                    19           -          3          5       27          27        27        27         27
      Supply                             7           1          4          -       12          13        14        15         17
      Towing                             9           -         20          -       29          30        31        35         31
                                   -------- ----------- ---------- ---------- -------- ----------- --------- --------- ----------
                                        71           1         35          5      112         112       118       132        137
                                   -------- ----------- ---------- ---------- -------- ----------- --------- --------- ----------

   WORLDWIDE OPERATIONS -
      Anchor Handling Towing Supply     14           1          3          -       18          17        18        19         26
      Crew                              58          19          5          -       82          77        75        86         87
      Geophysical, Freight and Other     1           -          1          -        2           2         1         2          4
      Mini-supply                       25           4          1          -       30          30        31        32         32
      Standby Safety                    19           -          3          5       27          27        27        27         27
      Supply                            10           3          6          1       20          21        22        25         26
      Towing                            11           2         20          -       33          33        33        37         33
                                   -------- ----------- ---------- ---------- -------- ----------- --------- --------- ----------
                                       138          29         39          6      212         207       207       228        235
                                   ======== =========== ========== ========== ======== =========== ========= ========= ==========

INLAND BARGES, DOMESTIC
     Dry Cargo Hopper                  674         182          6        210    1,072       1,029       911       792        784
     Chemical Tank                      20           -          -          -       20          14         1         -          -
                                   -------- ----------- ---------- ---------- -------- ----------- --------- --------- ----------
                                       694         182          6        210    1,092       1,043       912       792        784
                                   ======== =========== ========== ========== ======== =========== ========= ========= ==========

HELICOPTERS, DOMESTIC(1)                28          19          -          1       48          44        43        43         41
                                   ======== =========== ========== ========== ======== =========== ========= ========= ==========

(1) Excludes 81 Era Aviation, Inc. helicopters acquired on December 31, 2004, of which two were leased to the Company and are included above.